 Filed Pursuant to Rule 424(b)(3)
Registration No. 333-267936

To Prospectus Dated May 24, 2024

PROSPECTUS SUPPLEMENT

RUMBLE INC.

8,050,000 Shares of Class A Common Stock Underlying Warrants
333,568,989 Shares of Class A Common Stock by the Selling Holders
550,000 Warrants to Purchase Class A Common Stock by the Selling Holders

This prospectus supplement amends and supplements the prospectus dated May 24, 2024, as supplemented or amended from time to time (the “prospectus”), which forms a part of our Registration Statement on Form S-1 (No. 333-267936). This prospectus supplement is being filed to update and supplement the information in the prospectus with the information contained in our Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on June 18, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The prospectus and this prospectus supplement relate to (a) the issuance by us of up to 8,050,000 shares of our common stock, par value $0.0001 per share (“Class A Common Stock”), upon the exercise of warrants, each exercisable for one share of Class A Common Stock at a price of $11.50 per share (“Warrants”) and (b) the resale from time to time by the selling securityholders named in the prospectus (each a “Selling Holder” and collectively, the “Selling Holders”) of (i) up to 333,568,989 shares of Class A Common Stock, consisting of 333,018,989 shares of Class A Common Stock and 550,000 shares of Class A Common Stock issuable upon the exercise of Warrants and (ii) 550,000 Warrants.

You should read the prospectus, this prospectus supplement and any further prospectus supplement or amendment carefully before you invest in our securities. Our Class A Common Stock and Warrants are listed on The Nasdaq Global Market under the symbols “RUM” and “RUMBW”, respectively. On June 17, 2024, the closing sale prices of our Class A Common Stock and Warrants were $5.68 and $1.29 respectively. We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our Class A Common Stock and Warrants involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 10 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 18, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2024

Rumble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40079	85-1087461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

444 Gulf of Mexico Dr

Longboat Key, FL 34228
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 210-0196

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RUM	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RUMBW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described under Item 5.07 of this Current Report on Form 8-K (this “Form 8-K”), at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Rumble Inc. (the “Company”) that was held on June 14, 2024, upon the recommendation of the Board of Directors of the Company (the “Board”), the Company’s stockholders approved a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law (the “Officer Exculpation Amendment”). The Officer Exculpation Amendment was previously approved by the Board, subject to stockholder approval.

The Officer Exculpation Amendment is described in detail under “Proposal No. 4 — Vote to Approve a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Rumble Inc. to Limit the Liability of Certain Officers as Permitted by Delaware Law” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2024 (the “Proxy Statement”) in connection with the Annual Meeting.

The Officer Exculpation Amendment became effective upon its filing with the Secretary of State of the State of Delaware on June 14, 2024.

The foregoing description of the Officer Exculpation Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The final results of each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Each such proposal is further described in the Proxy Statement.

Proposal 1. The Company’s stockholders elected the seven directors listed below to serve for one-year terms expiring at the Company’s 2025 annual meeting of stockholders or until their respective successors are duly elected and qualified by the votes indicated:

Nominees	For	Against	Abstentions	Broker Non-Votes
Chris Pavlovski	1,242,778,717	714,449	182,558	40,768,468
Nancy Armstrong	1,242,505,271	872,878	297,575	40,768,468
Robert Arsov(1)	12,408,646	1,251,175	298,793	40,768,468
Paul Cappuccio	1,243,117,037	270,558	288,129	40,768,468
Ethan Fallang	1,242,485,289	835,886	354,549	40,768,468
Ryan Milnes	1,243,096,843	284,002	294,879	40,768,468
David Sacks	1,243,109,966	311,634	254,124	40,768,468

(1)	Mr. Arsov is a Class A Director, as defined in the Company’s Second Amended and Restated Certificate of Incorporation, and is elected solely by vote of the Company’s Class A Common Stock.

Proposal 2. The Company’s stockholders approved the Rumble Inc. 2024 Employee Stock Purchase Plan by the votes indicated:

For	Against	Abstentions	Broker Non-Votes
1,242,060,068	1,374,094	241,562	40,768,468

Proposal 3. The Company’s stockholders ratified the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 by the votes indicated:

For	Against	Abstentions
1,283,670,289	181,817	592,086

Proposal 4. The Company’s stockholders approved a certificate of amendment to the Second Amended and Restated Certificate of Incorporation of Rumble Inc. to limit the liability of certain officers as permitted by Delaware law by the votes indicated:

For	Against	Abstentions	Broker Non-Votes
1,241,695,822	1,587,968	391,934	40,768,468

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Rumble Inc., dated June 14, 2024
10.1*	Rumble Inc. 2024 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Indicates a management or compensatory plan.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rumble Inc.

Date: June 18, 2024	By:	/s/ Michael Ellis
	Name:	Michael Ellis
	Title:	General Counsel and Corporate Secretary

3

Exhibit 3.1

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

RUMBLE INC.

Rumble Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The present name of the Corporation is Rumble Inc. The Corporation was previously known as “CF Acquisition Corp. VI” and, prior thereto, as “CF Finance Acquisition Corp. V”. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 17, 2020 (the “Original Certificate”). The certificate of amendment of the Original Certificate was filed with the Secretary of State of the State of Delaware on October 1, 2020.

2.	An amended and restated certificate of incorporation, which amended and restated the Original Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on February 18, 2021 (the “First Amended and Restated Certificate”).

3.	The Second Amended and Restated Certificate of Incorporation of the Corporation, which amended and restated the First Amended and Restated Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on September 15, 2022 (as corrected by the Corrected Certificate of Second Amended and Restated Certificate of Incorporation of the Corporation, which was filed with the Secretary of State of the State of Delaware on March 30, 2023, the “Existing Certificate”).

4.	The terms and provisions of this Certificate of Amendment of Second Amended and Restated Certificate of Incorporation have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation and by the stockholders of the Corporation.

5.	The following amendments to the Existing Certificate shall be effective upon filing with the Secretary of State of the State of Delaware.

6.	Article IX, Section 9.1 of the Existing Certificate is hereby amended and restated in its entirety to read as follows:

Limited Liability of Directors and Officers. To the fullest extent permitted by law as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. For purposes of this Section 9.1, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of such director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article IX shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing prior to such amendment or repeal.

7.	Except as amended hereby, all other provisions of the Existing Certificate shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Second Amended and Restated Certificate of Incorporation this 14th day of June, 2024.

RUMBLE INC.

By:	/s/ Michael Ellis
Name:	Michael Ellis
Title:	General Counsel and Corporate Secretary

Exhibit 10.1

RUMBLE INC.

2024 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose and Term.

(a) The purpose of the Rumble Inc. 2024 Employee Stock Purchase Plan, as it may be amended and/or restated from time to time (the “Plan”), is to give Eligible Employees of Rumble Inc., a Delaware corporation (the “Company”), and its Designated Companies an opportunity to purchase shares of Common Stock and to promote its best interests and enhance its long-term performance. The Company intends for each Offering to either (i) qualify as being under an “employee stock purchase plan” under Code Section 423 (each such Offering, a “Section 423 Offering”) or (ii) not comply with the requirements of Code Section 423 (each such Offering, a “Non-Section 423 Offering”). The Plan shall be construed so as to comply with the requirements of Code Section 423 with respect to Section 423 Offerings. Any provisions required to be included in the Plan under Code Section 423 are hereby included as fully as though set forth in the Plan. Any Non-Section 423 Offerings may, but are not required to, be made pursuant to any rules, procedures, or sub-plans (collectively, “Sub-Plans”) adopted by the Committee for such purpose.

(b) The Plan became effective on March 26, 2024 (the “Effective Date”). The term of the Plan shall continue until terminated by the Board pursuant to Section 13 or the date on which all of the shares of Common Stock available for issuance under the Plan have been issued.

(c) Notwithstanding anything herein to the contrary and for greater clarity, no Purchase Rights shall be granted, and no shares of Common Stock shall be issued, pursuant to the Plan until the approval of the stockholders of the Company shall have been obtained, as provided in Section 11.

2.	Certain Definitions.

Any term not expressly defined in the Plan but defined for purposes of Code Section 423 will have the same definition herein. In addition to terms defined elsewhere in the Plan, the following terms shall have the meanings given below unless the Committee determines otherwise:

(a) “Affiliate” means any entity, other than a Subsidiary, that directly or through one or more intermediaries is controlled by, or is under common control with, the Company, as determined by the Committee.

(b) “Applicable Law” means any applicable laws, rules and regulations (or similar guidance), including but not limited to the General Corporation Law of the State of Delaware, the Securities Act, the Exchange Act, the Code and the listing or other rules of any applicable stock exchange, and the applicable laws of any foreign country or jurisdiction where Purchase Rights are, or will be, granted. References to any applicable laws, rules and regulations, including references to any sections or other provisions of applicable laws, rules and regulations, also refer to any successor or amended provisions thereto unless the Committee determines otherwise. Further, references to any section of a law shall be deemed to include any regulations or other interpretive guidance under such section, unless the Committee determines otherwise.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” shall have the meaning given to such term in the Rumble Inc. 2022 Stock Incentive Plan or any successor plan thereto, in each case, as amended and/or restated from time to time.

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f)  “Committee” means the Compensation Committee of the Board, which has authority to administer the Plan pursuant to Section 3. All references to the Committee in the Plan shall include any administrator to which the Committee has delegated any part of its responsibilities and powers pursuant to Section 3(b).

(g) “Common Stock” means the shares of Class A common stock of the Company, par value $0.0001 per share, and any successor securities.

(h) “Company” means Rumble Inc., a Delaware corporation, and any successor thereto.

(i) “Compensation” means, unless otherwise determined by the Committee, a Participant’s cash earnings, including base salary, wages, bonuses, commissions and other forms of incentive compensation (but excluding gifts, prizes, awards, relocation payments, severance, tips, gratuities, or similar elements of compensation), determined as of the date of the Contribution or such other date or dates as may be determined by the Committee. The Committee may, in its discretion, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for an Offering.

(j) “Contributions” means the amount of Compensation contributed by a Participant through payroll deductions to fund the exercise of a Purchase Right; provided, however, that “Contributions” may also include other payments that the Committee may permit a Participant to make to fund the exercise of a Purchase Right to the extent payroll deductions are not permitted by Applicable Law, as determined by the Company in its sole discretion.

(k) “Designated Company” means any Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate Subsidiaries or Affiliates as Designated Companies in a Non-Section 423 Offering. For purposes of a Section 423 Offering, only the Company and its Subsidiaries may be Designated Companies; provided, however, that at any given time, a Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-Section 423 Offering.

(l)  “Eligible Employee” means any Employee of the Company or a Designated Company except (unless otherwise determined by the Committee):

i.	any Employee who has been employed for less than 180 days;

ii.	any Employee whose customary employment is for less than 20 hours per week; or

iii.	any Employee whose customary employment is for not more than five months in any calendar year;

provided, however, that the Committee may determine prior to any Offering Period that Employees outside the United States who are participating in a separate Offering or in separate Offerings shall be “Eligible Employees” even if they do not meet the requirements of (ii) and (iii) above if and to the extent required by Applicable Law; provided, further, that the Committee, in its discretion, from time to time may, prior to the Offering Period for all Purchase Rights to be granted on the first day of such Offering Period in an Offering determine (for each Section 423 Offering, on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if such individual: (A) has not completed at least 90 days of service since such individual’s last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (B) customarily works less than 20 hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (C) customarily works less than five months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (D) is a highly compensated employee within the meaning of Code Section 414(q), or (E) is a highly compensated employee within the meaning of Code Section 414(q) with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act (provided, that the exclusion is applied with respect to each Section 423 Offering in an identical manner to all highly compensated employees of the Company or a Designated Company, as applicable, whose employees are participating in such Offering).

No Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or a Related Corporation possessing 5% or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Code Section 423(b)(3). For these purposes, the attribution rules of Code Section 424(d) shall apply in determining the stock ownership of such Employee. For purposes of a Non-Section 423 Offering, the provisions of Section 5(i) shall apply.

(m) “Employee” means an employee of the Company or a Subsidiary or Affiliate. For the purposes herein, the existence of an employment relationship will be determined in accordance with U.S. Treasury Regulation Section 1.421-l(h).

(n) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, unless the Committee determines otherwise, on a given date (the “valuation date”) (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, then Fair Market Value shall be determined by the Committee in good faith to be the fair market value of the Common Stock. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of the Common Stock subject to a Purchase Right shall be inconsistent with Code Section 423 in the case of a Section 423 Offering.

(p) “Grant Date” means the date of grant of a Purchase Right. The Grant Date shall be the first day with respect to each Offering Period.

(q) “Initial Offering Period” means the initial Offering Period that begins and ends on the dates determined by the Committee.

(r) “Offering” means a grant of Purchase Rights to purchase shares of Common Stock under the Plan. Each Offering will be a Section 423 Offering or a Non-Section 423 Offering. Unless otherwise specified by the Committee, each Offering shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each such Offering. With respect to Section 423 Offerings, the terms of each Offering need not be identical; provided, that the terms of the Plan and an Offering together satisfy Code Section 423 and the U.S. Treasury Regulations thereunder; provided, however, that a Non-Section 423 Offering is not required to satisfy such regulations.

(s) “Offering Period” means any period, including the Initial Offering Period, with respect to which a Purchase Right may be granted; provided that in no event shall an Offering Period be greater than 27 months. Following commencement of the Initial Offering Period, a new Offering Period shall begin. Notwithstanding the foregoing, the Committee shall have the power to change the frequency and duration of the Offering Periods with respect to any Offering as it deems appropriate from time to time.

(t) “Parent” means any present or future corporation that is or which would be a “parent corporation” of the Company as that term is defined in Code Section 424.

(u) “Participant” means an Eligible Employee who is a participant in the Plan.

(v) “Plan” means the Rumble Inc. 2024 Employee Stock Purchase Plan, as it may be amended and/or restated.

(w) “Purchase Date” means the date of exercise of a Purchase Right. The Purchase Date shall be the Purchase Period End Date with respect to each Purchase Period.

(x) “Purchase Period” means, unless otherwise determined by the Committee, each six-month period during which an Offering is made to Eligible Employees pursuant to the Plan. There shall be one Purchase Period in each Offering Period, with such Purchase Periods beginning and ending on the dates determined by the Committee or its designees in its or their discretion. Notwithstanding the foregoing, the first Purchase Period in the Initial Offering Period shall begin and end on the dates determined by the Committee or its designees in its or their discretion, as applicable. Further, the Committee shall have the power to change the duration of Purchase Periods (including the Purchase Period Start Date and the Purchase Period End Date for any Purchase Period) with respect to any Offering; provided that such change is announced a reasonable period of time prior to the effective date of such change; provided, further, that in no event shall a Purchase Period be greater than 27 months.

(y) “Purchase Period End Date” means the last day of each Purchase Period. Unless otherwise determined by the Committee, there shall be one Purchase Period End Date in each Offering Period.

(z) “Purchase Period Start Date” means the first day of each Purchase Period. Unless otherwise determined by the Committee, there shall be one Purchase Period Start Date in each Offering Period.

(aa) “Purchase Price” means the price per share of Common Stock subject to a Purchase Right, as determined in accordance with Section 6(b).

(bb) “Purchase Right” means an option granted hereunder which entitles a Participant to purchase shares of Common Stock in accordance with the terms of the Plan.

(cc) “Related Corporation” means a Parent or Subsidiary.

(dd) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ee) “Subsidiary” means any present or future corporation that is or would be a “subsidiary corporation” of the Company as that term is defined in Code Section 424.

(ff) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising in relation to a Participant’s participation in the Plan.

3.	Administration.

(a) The Plan shall be administered by the Committee, unless the Board elects to assume administration of the Plan in whole or in part. References to the “Committee” include the Board if it is acting in an administrative capacity with respect to the Plan. Committee members shall be intended to qualify as “independent directors” (or terms of similar meaning) if and to the extent required under Applicable Law. However, the fact that a Committee member shall fail to qualify as an independent director shall not invalidate any Purchase Right or other action taken by the Committee under the Plan.

(b) In addition to action by meeting in accordance with Applicable Law, any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan and Applicable Law, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan, including, without limitation, the following: (i) to establish, amend and rescind rules and regulations for the administration of the Plan; (ii) to prescribe the form(s) of any agreements or other instruments used in connection with the Plan; (iii) to determine the terms and provisions of the Purchase Rights; (iv) to determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees shall participate in a Section 423 Offering or a Non-Section 423 Offering and which Subsidiaries and Affiliates shall be Designated Companies participating in either a Section 423 Offering or a Non-Section 423 Offering; (v) reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument or agreement relating to, or Purchase Rights granted under, the Plan; (vi) to suspend or terminate the Plan as provided in Section 13(a) below; (vii) to amend the Plan as provided in Section 13(b) below; (viii) to settle all controversies regarding the Plan and Purchase Rights granted under the Plan; and (ix) to construe and interpret the Plan, the Purchase Rights, the rules and regulations, and the agreements or other written instruments, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the adoption of such Sub-Plans as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who are foreign nationals or employed outside the United States, as further set forth in Section 3(c) below. Every finding, decision and determination made by the Committee will, to the full extent permitted by Applicable Law, be final and binding upon all parties. Except to the extent prohibited by the Plan or Applicable Law, and subject to such terms and conditions as may be established by the Committee, the Committee may appoint one or more agents to assist in the administration of the Plan and may delegate any part of its responsibilities and powers to any such person or persons appointed by it, as further set forth in Section 3(d) below. No member of the Board or Committee, as applicable, shall be liable while acting as administrator for any action or determination made in good faith with respect to the Plan or any Purchase Right granted thereunder.

(c) Notwithstanding any provision to the contrary in this Plan, the Committee may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 4, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan shall govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Code Section 423, any such Sub-Plan shall be considered part of a Non-Section 423 Offering, and Purchase Rights granted thereunder shall not be required by the terms of the Plan to comply with Code Section 423. Without limiting the generality of the foregoing, the Committee is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements regarding, without limitation, (i) eligibility to participate, (ii) the definition of Compensation, (iii) the dates and duration of Offering Periods or Purchase Periods or other periods during which Participants may make Contributions towards the purchase of shares of Common Stock, (iv) the method of determining the Purchase Price and the discount from Fair Market Value at which shares of Common Stock may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make during an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of Purchase Rights upon a Change in Control or a change in capitalization of the Company, (vii) the handling of payroll deductions, (viii) establishment of bank, building society or trust accounts to hold Contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures, and (xiv) handling of share issuances.

(d) The Committee may, in its sole discretion, designate Employees and professional advisors to assist it in the administration of the Plan and (to the extent permitted by Applicable Law) may grant authority to Employees and/or the Board to execute agreements or other documents on behalf of the Committee relating to the Plan. The Committee may, in its sole discretion, employ legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred in the engagement of any such counsel, consultant, or agent will be paid by the Company. Neither the Board, the Committee, nor any Employee to whom authority has been delegated pursuant to this Section 3(d), nor any current or former member of the Board, will be liable for any action or determination made in good faith with respect to the Plan, and to the maximum extent permitted by Applicable Law, no current or former member of the Board or Employee to whom authority has been delegated pursuant to this Section 3(d) will be liable for any action or determination made in good faith with respect to the Plan.

4.	Shares Subject to Plan; Limitations on Purchases and Purchase Rights.

(a) Shares Subject to Plan. The aggregate number of shares of Common Stock available for the issuance of shares pursuant to the Plan shall initially be 1,500,000 shares (the “Plan Share Reserve”), subject to adjustment pursuant to Section 10. Notwithstanding the foregoing, the Plan Share Reserve shall automatically be increased on the first day of each fiscal year following the fiscal year in which the Effective Date occurred by a number of shares of Common Stock equal to the lesser of (i) the positive difference between (x) 1% of the Company’s outstanding shares of Stock on the last day of the immediately preceding fiscal year, and (y) the Plan Share Reserve on the last day of the immediately preceding fiscal year, and (ii) a lower number of shares of Common Stock as may be determined by the Committee or the Board. Shares of Common Stock distributed pursuant to the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. For avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 4(a) may be used to satisfy purchases of shares of Common Stock under Section 423 Offerings and any remaining portion of such maximum number of shares of Common Stock may be used to satisfy purchases of shares of Common Stock under Non-Section 423 Offerings. The Company hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of Purchase Rights. In the event that any Purchase Right expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock subject to such Purchase Right shall again be available for issuance under the Plan and shall not reduce the aggregate number of shares of Common Stock available for the grant of Purchase Rights or issuance under the Plan.

(b) Limitations on Purchases and Purchase Rights. If, on a given Purchase Period End Date, the number of shares of Common Stock with respect to which Purchase Rights are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and in no event shall the number of shares offered for purchase during any Offering Period exceed the number of shares then available under the Plan. In addition, in connection with any Offering, the Committee may specify a maximum number of shares of Common Stock that may be purchased by any single Participant on any Purchase Date during such Offering. In connection with each Offering, the Committee may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. Further, in connection with each Offering that contains more than one Purchase Date, the Committee may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any or each Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, the Company shall make a pro rata allocation of the shares available in as uniform a manner as shall be practicable and as it shall determine to be equitable. In the event that any pro rata allocation is made pursuant to this Section 4(b), any Contributions of a Participant not applied to the purchase of shares during such Offering Period shall be returned to such Participant (without interest, unless otherwise required by Applicable Law). Notwithstanding the foregoing, the Committee has authority, by resolution or otherwise, to modify the limitations on the number of shares of Common Stock that may be purchased by a Participant in any particular Offering Period or any particular Purchase Period.

5.	Eligibility and Participation; Payroll Deductions.

(a) General. Purchase Rights may only be granted to Eligible Employees.

(b) Initial Eligibility. Any Eligible Employee who has completed 180 days’ employment and is employed by the Company or a Designated Company on the date such Eligible Employee’s participation in the Plan is to become effective shall be eligible to be a Participant during any Offering Period that begins on or after the end of such 180 day-period. An Employee who becomes an Eligible Employee on or after the Grant Date will not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period; provided, that such Employee is still an Eligible Employee as of the Grant Date of such subsequent Offering Period.

(c) Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee’s employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day or unless such Employee has a right to reemployment that is guaranteed either by statute or contract (including, for avoidance of doubt, any guaranteed right to reemployment provided under any non-U.S. law, contract or policy). Termination by the Company of any Employee’s leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee’s employment for all purposes of the Plan and shall terminate such Employee’s participation in the Plan and right to exercise any Purchase Right, unless such Employee has a right to reemployment that is guaranteed either by statute or contract.

(d) Commencement of Participation. An Eligible Employee shall become a Participant by completing an authorization for Contributions on the form provided by the Company (and such other documents as may be required by the Committee) and delivering such forms and documents to the Company or an agent designated by the Company on or before the date set therefor by the Committee, which date shall be prior to the Grant Date for the applicable Offering Period. Contributions for a Participant during an Offering Period shall commence on the applicable Purchase Period Start Date when the Participant’s authorization for a Contribution becomes effective and shall continue for successive Purchase Periods during which the Participant is eligible to participate in the Plan, unless authorizations are withdrawn or participation is terminated, as provided in Section 8.

(e) Amount of Contributions; Determination of Compensation. At the time a Participant files an authorization for Contributions, a Participant shall elect to have deductions or other Contributions made from the Participant’s pay on each payday while participating in an Offering Period at a rate of not less than 1% nor more than 15% (in whole percentages only) of Compensation. Such Compensation rates shall be determined by the Committee in a nondiscriminatory manner consistent with the provisions of Code Section 423 in the case of a Section 423 Offering.

(f) Participant’s Account; No Interest. All Contributions made by a Participant shall be credited to the Participant’s account under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5(h) or unless otherwise required by Applicable Law. In no event shall interest accrue on any Contributions made by a Participant, unless otherwise required by Applicable Law.

(g) Changes in Payroll Deductions. A Participant may withdraw, terminate or discontinue participation in the Plan as provided in Section 8, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the amount of Contributions for that Offering Period. Notwithstanding the foregoing, to the extent necessary to comply with the limitation of Code Section 423(b)(8), or Section 2(l), Section 4 and/or Section 12(a) of the Plan, a Participant’s Contribution election may be decreased to 0% at any time during an Offering Period. In such event, Contributions shall continue at the newly elected rate with respect to the next Offering Period, unless otherwise provided under the terms of the Plan or as otherwise determined by the Committee.

(h) Participation During Leave of Absence. If a Participant goes on a leave of absence, such Participant shall have the right to elect to: (i) withdraw the balance in such Participant’s account pursuant to Section 8; (ii) discontinue Contributions to the Plan but remain a Participant in the Plan; or (iii) remain a Participant in the Plan during such leave of absence, authorizing Contributions to be made from (and to the extent of) payments by the Company or a Subsidiary or Affiliate to the Participant during such leave of absence.

(i) Special Eligibility Rules for Foreign Participants. Notwithstanding the provisions of Section 2(l), Eligible Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) may be excluded from the Plan or an Offering if (i) the grant of a Purchase Right under the Plan or Offering to a citizen or resident of the foreign jurisdiction is prohibited under Applicable Law; or (ii) compliance with the Applicable Law would cause the Plan or Offering to violate the requirements of Code Section 423. In the case of a Non-Section 423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Committee has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason. Further, notwithstanding the provisions of Section 2(l), an Employee who does not otherwise qualify as an Eligible Employee may, in the Committee’s discretion, participate in a Non-Section 423 Offering if and to the extent required by Applicable Law.

6.	Grant of Purchase Rights.

(a) Number of Shares Subject to Purchase Right. On the Grant Date, a Participant shall be granted a Purchase Right to purchase, on each Purchase Period End Date of the Offering Period to which such Grant Date relates, at the applicable Purchase Price, such number of shares of Common Stock as is determined by dividing (x) the amount of the Participant’s Contributions accumulated as of the Purchase Period End Date and retained in the Participant’s account as of the Purchase Period End Date by (y) the applicable Purchase Price (as determined in accordance with Section 6(b)); provided, however, that (i) no Participant may purchase shares of Common Stock in excess of the limitations set forth in Section 4(b) or Section 12(a), and the number of shares subject to a Purchase Right shall be adjusted as necessary to conform to such limitations; and (ii) in no event shall the aggregate number of shares deemed to be subject to Purchase Rights during an Offering Period exceed the number of shares then available under the Plan or the maximum number of shares that a participant may purchase for any single Offering Period and for any single Purchase Period (in each case, as provided in Section 4), and the number of shares deemed to be subject to Purchase Rights shall be adjusted as necessary to conform to these limitations. The Fair Market Value of the shares of Common Stock shall be determined as provided in Section 2(o) and Section 6(b), and a Participant’s Compensation shall be determined according to Section 2(i).

(b) Purchase Price. The Purchase Price per share of Common Stock purchased with Contributions made during an Offering Period for a Participant shall be equal to 85% (or such greater percentage as may be determined by the Committee prior to the commencement of an Offering Period in which such Purchase Period occurs) of the lesser of (i) the Fair Market Value per share of Common Stock on the applicable Purchase Period End Date or (ii) the Fair Market Value of a share of Common Stock on the applicable Grant Date in which the Purchase Period occurs; provided that in no event shall the Purchase Price per share be less than the par value per share of the Common Stock; provided, further that the Committee may determine prior to a Purchase Period to calculate the Purchase Price for such Purchase Period solely by reference to the Fair Market Value of a share of Common Stock on the applicable Purchase Period End Date or Grant Date, or based on the greater (rather than the lesser) of such values.

7.	Exercise of Purchase Rights.

(a) Automatic Exercise. Unless a Participant gives written notice to the Company or an agent designated by the Company of withdrawal at least 30 days prior to the end of the Offering Period or terminates employment as hereinafter provided, the Participant’s Purchase Rights will be deemed to have been exercised automatically on the Purchase Period End Date applicable to such Offering Period, for the purchase of the number of shares of Common Stock that the Participant’s accumulated Contributions at that time will purchase at the applicable Purchase Price (but not in excess of the number of shares for which Purchase Rights have been granted to the Participant pursuant to Section 4 and Section 6(a)).

(b) Termination of Purchase Right. A Purchase Right shall expire on the earlier of (i) the date of termination of the Participant’s employment, except as otherwise provided in Section 5(h) (regarding leaves of absence), or as otherwise required by Applicable Law, or (ii) the end of the last day of the applicable Purchase Period.

(c) Fractional Shares; Excess Amounts. Fractional shares will not be issued under the Plan, unless otherwise determined by the Committee. Any excess Contributions in a Participant’s account that would have been used to purchase fractional shares will be automatically re-invested in a subsequent Offering Period unless the Participant timely revokes such Participant’s authorization to re-invest such excess amounts or the Company elects to return such Contributions to the Participant. Except as permitted by the foregoing or as otherwise determined by the Committee, any amounts that were contributed but not applied toward the purchase of shares of Common Stock shall not be carried forward to future Offering Periods and shall be returned to Participants.

(d) Share Certificates; Credit to Participant Accounts. As promptly as practicable after the Purchase Period End Date of each Purchase Period, the shares of Common Stock purchased by a Participant for the Purchase Period shall be credited to such Participant’s account maintained by the Company, a stock brokerage or other financial services firm designated by the Company or the Participant or other similar entity, unless the Participant elects to have the Company deliver to the Participant certificates for the shares of Common Stock purchased upon exercise of the Participant’s Purchase Right. If a Participant elects to have shares credited to the Participant’s account (rather than certificates issued), a report will be made available to such Participant after the close of each Purchase Period stating the entries made to such Participant’s account, the number of shares of Common Stock purchased and the applicable Purchase Price.

8.	Withdrawal; Termination of Employment.

(a) Withdrawal. A Participant may withdraw Contributions credited to the Participant’s account during an Offering Period at any time prior to the last day of such Offering Period by giving sufficient prior written notice to the Company or an agent designated by the Company. All of the Participant’s Contributions credited to the Participant’s account will be paid to the Participant promptly (without interest, unless otherwise required by Applicable Law) after receipt of the Participant’s notice of withdrawal, and no further Contributions will be made from the Participant’s Compensation during such Offering Period. The Company may, at its option, treat any attempt to borrow by a Participant on the security of such Participant’s accumulated Contributions as an election to withdraw such Contributions. A Participant’s withdrawal from any Offering Period will not have any effect upon the Participant’s eligibility to participate in any subsequent Offering Period or in any similar plan which may hereafter be adopted by the Company. Notwithstanding the foregoing, if a Participant withdraws during an Offering Period, Contributions shall not resume at the beginning of a succeeding Offering Period unless the Participant is eligible to participate and the Participant delivers to the Company or an agent designated by the Company a new, completed authorization form (and such other documents as may be required by the Committee) and otherwise complies with the terms of the Plan.

(b) Termination of Employment; Participant Ineligibility. Upon termination of a Participant’s employment for any reason (including but not limited to termination due to death but excluding a leave of absence for a period of less than 90 days or a leave of absence of any duration where reemployment is guaranteed by either statute or contract), or in the event that a Participant otherwise ceases to be an Eligible Employee, the Participant’s participation in the Plan shall be terminated, unless otherwise required by Applicable Law. In the event of a Participant’s termination of employment or in the event that a Participant otherwise ceases to be an Eligible Employee, the Contributions credited to the Participant’s account will be returned (without interest, unless otherwise required by Applicable Law) to the Participant, or, in the case of death, to a beneficiary duly designated on a form acceptable to the Committee. Any unexercised Purchase Rights granted to a Participant during any Offering Period then in effect shall be deemed to have expired on the date of the Participant’s termination of employment or the date the Participant otherwise ceases to be an Eligible Employee, unless terminated earlier in accordance with the terms of the Plan, and no further Contributions will be made for the Participant’s account.

9.	Transferability.

No Purchase Right (or rights attendant to a Purchase Right) may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the laws of descent and distribution, and no Purchase Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Purchase Right, or levy of attachment or similar process upon the Purchase Right not specifically permitted in the Plan, shall be null and void and without effect. A Purchase Right may be exercised during a Participant’s lifetime only by the Participant.

10.	Dilution and Other Adjustments; Change in Control.

(a) Adjustments; Right to Issue Additional Securities. If there is any change in the outstanding shares of Common Stock because of a merger, Change in Control, consolidation, recapitalization or reorganization involving the Company, or if the Board declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, other distribution (other than ordinary or regular cash dividends) or combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Company affecting the Common Stock (excluding conversion of convertible securities by the Company and/or the exercise of warrants by their holders), then the number and type of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Committee shall, subject to Applicable Law, make such adjustments to Purchase Rights (such as the number and type of shares subject to a Purchase Right and the Purchase Price of a Purchase Right) or to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Purchase Rights or as may otherwise be advisable. Nothing in the Plan, a Purchase Right or any related instrument shall limit the ability of the Company to issue additional securities of any type or class.

(b) Change in Control. In addition, without limiting the effect of Section 10(a), in the event of a Change in Control, the Committee’s discretion shall include but shall not be limited to the authority to provide for any of, or a combination of any of, the following: (i) each Purchase Right shall be assumed or an equivalent purchase right shall be substituted by the successor entity or parent or subsidiary of such successor entity; (ii) a date selected by the Committee on or before the date of consummation of such Change in Control shall be treated as a Purchase Date and all outstanding Purchase Rights shall be exercised on such date; (iii) all outstanding Purchase Rights shall terminate and the accumulated Contributions will be refunded to each Participant upon or prior to the Change in Control (without interest, unless otherwise required by Applicable Law); or (iv) outstanding Purchase Rights shall continue unchanged.

11.	Stockholder Approval of Plan.

The Plan is subject to the approval by the stockholders of the Company, which approval shall be obtained within 12 months before or after the date of adoption of the Plan by the Board. Amendments to the Plan shall be subject to stockholder approval to the extent, if any, as may be required by Code Section 423 or other Applicable Law.

12.	Limitations on Purchase Rights.

Notwithstanding any other provisions of the Plan:

(a) No Employee shall be granted a Purchase Right under the Plan which permits an Employee rights to purchase stock under all employee stock purchase plans (as defined in Code Section 423) of the Company and any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time of the grant of such Purchase Right) for each calendar year in which such Purchase Right is outstanding at any time in the case of a Section 423 Offering. Any Purchase Right shall be deemed to be modified to the extent necessary to satisfy this Section 12(a).

(b) In accordance with Code Section 423, all Employees granted Purchase Rights under the Plan who are participating in a Section 423 Offering shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased by any Employee under Purchase Rights granted pursuant to the Plan shall bear a uniform relationship to the total compensation (or the basic or regular rate of compensation) of all Employees. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal, state and foreign securities laws and other Applicable Laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that such delay may not exceed six months. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Committee in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest, unless otherwise required by Applicable Law.

(d) The Committee may, in its discretion, establish a holding period for any shares of Common Stock purchased in a particular Offering unless such holding period is prohibited by Applicable Law. The holding period, if any, will commence on the Purchase Date and will not exceed six months; provided, that the holding period, if any, with respect to any Participant will end automatically if either (i) the Participant is no longer an Employee, or (ii) a Change in Control occurs. During such holding period, the holder of the shares of Common Stock will not be permitted to sell such shares of Common Stock and the shares of Common Stock will be designated with an applicable resale restriction. The applicable holding period will be set forth in the terms and conditions of the Offering, and each Participant will be required to agree to such holding period as a condition to participating in the Offering.

13.	Amendment and Termination of the Plan and Purchase Rights.

(a) Amendment and Termination of Plan. The Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided that approval of an amendment to the Plan by the stockholders of the Company shall be required to the extent, if any, that stockholder approval of such amendment is required by Applicable Law.

(b) Amendment and Termination of Purchase Rights. The Committee may (subject to the provisions of Code Section 423 (for Section 423 Offerings) and Section 13(a)) amend, alter, suspend and/or terminate any Purchase Right, prospectively or retroactively, but (except as otherwise expressly provided in the Plan) such amendment, alteration, suspension or termination of a Purchase Right shall not, without the written consent of a Participant with respect to an outstanding Purchase Right, materially adversely affect the rights of the Participant with respect to the Purchase Right.

(c) Amendments to Comply with Applicable Law. Notwithstanding Section 13(a) and Section 13(b), the following provisions shall apply:

i.	The Committee shall have unilateral authority, subject to the provisions of Code Section 423 (for Section 423 Offerings), to amend the Plan and any Purchase Right (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law.

ii.	The Committee shall have unilateral authority to make adjustments to the terms and conditions of Purchase Rights in recognition of unusual or nonrecurring events affecting the Company or any Related Corporation, or the financial statements of the Company or any Related Corporation, or of changes in Applicable Law, or accounting principles, if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law.

14.	Designation of Beneficiary.

The Committee, in its discretion, may authorize a Participant to designate in writing a person or persons as such Participant’s beneficiary, which beneficiary shall, in the event of such Participant’s death, be entitled to the rights, if any, to which the Participant would otherwise be entitled. The Committee shall have discretion to approve the form or forms of such beneficiary designations, to determine whether such beneficiary designations will be accepted, and to interpret such beneficiary designations. If a deceased Participant failed to designate a beneficiary, or if the designated beneficiary does not survive such Participant, any rights that would have been exercisable by the Participant and any benefits distributable to such Participant shall be exercised by or distributed to the legal representative of the estate of such Participant, unless otherwise determined by the Committee.

15.	Miscellaneous.

(a) Compliance with Applicable Law. The Company may impose such restrictions on Purchase Rights, shares of Common Stock and any other benefits underlying Purchase Rights hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities or other Applicable Law. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan or take any other action, unless such delivery or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to a Purchase Right hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

(b) No Obligation to Exercise Purchase Rights. The grant of a Purchase Right shall impose no obligation upon a Participant to exercise such Purchase Right.

(c) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Purchase Rights will be used for general corporate purposes.

(d) Taxes. At any time a Participant incurs a taxable event as a result of the Participant’s participation in the Plan, a Participant must make adequate provision for any Tax-Related Items. Participants are solely responsible and liable for the satisfaction of all Tax-Related Items, and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such Tax-Related Items. The Company shall have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person. In their sole discretion, the Company or, as applicable, the Designated Company that employs the Participant, may, unless the Committee determines otherwise, satisfy their obligations to withhold Tax-Related Items by (i) withholding from the Participant’s compensation, (ii) repurchasing a sufficient whole number of shares of Common Stock issued following exercise having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the shares of Common Stock, (iii) withholding from proceeds from the sale of shares of Common Stock issued upon exercise, either through a voluntary sale or a mandatory sale arranged by the Company, or (iv) any other method deemed acceptable by the Committee.

(e) Right to Terminate Employment. Nothing in the Plan, a Purchase Right or any agreement or instrument related to the Plan shall confer upon an Employee the right to continue in the employment of the Company, any Related Corporation or Affiliate or affect any right which the Company, any Related Corporation or Affiliate may have to terminate the employment of such Employee. Except as otherwise provided in the Plan or under Applicable Law, all rights of a Participant with respect to Purchase Rights granted hereunder shall terminate upon the termination of employment of the Participant.

(f) Rights as a Stockholder. No Participant or other person shall have any rights as a stockholder unless and until certificates for shares of Common Stock are issued to the Participant or such shares are credited to the Participant’s account on the records of the Company or a designee.

(g) Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(h) Governing Law. All questions pertaining to the validity, construction and administration of the Plan and Purchase Rights granted hereunder shall be determined in conformity with the laws of the State of Delaware, without regard to the principles of conflicts of laws, to the extent not inconsistent with Code Section 423 (for Section 423 Offerings) or other applicable federal laws of the United States.

(i) Elimination of Fractional Shares. Subject to Section 7(c), if under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to a Purchase Right, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

(j) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(k) Gender and Number. Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(l) Rules of Construction. Headings are given to the sections of the Plan solely as a convenience to facilitate reference.

(m) Successors and Assigns. The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(n) Purchase Right Documentation. The grant of any Purchase Right under the Plan shall be evidenced by such documentation, if any, as may be determined by the Committee or its designee. Such documentation may state terms, conditions and restrictions applicable to the Purchase Right and may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock or other benefits subject to a Purchase Right, as may be established by the Committee.

(o) Uncertificated Shares. Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may, in the Company’s discretion, be effected on a non-certificated basis, to the extent not prohibited by the Company’s certificate of incorporation or bylaws or by Applicable Law.

(p) Compliance with Recoupment, Ownership and Other Policies or Agreements. Notwithstanding anything in the Plan to the contrary and subject to the provisions of Code Section 423 (for Section 423 Offerings), the Committee may, at any time (during or following termination of employment or service for any reason), determine that a Participant’s rights, payments and/or benefits with respect to a Purchase Right (including but not limited to any shares issued or issuable with respect to a Purchase Right) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any other conditions applicable to a Purchase Right. Such events may include, but shall not be limited to, termination of employment for cause, violation of policies of the Company or a Related Corporation or Affiliate, breach of non-solicitation, non-competition, confidentiality, non-disparagement or other covenants, other conduct by the Participant that is determined by the Committee to be detrimental to the business or reputation of the Company, any Related Corporation or Affiliate, and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by Applicable Law. In addition, without limiting the effect of the foregoing, as a condition to the grant of a Purchase Right or receipt or retention of shares of Common Stock, cash or any other benefit under the Plan, (i) the Committee may, at any time, require that a Participant comply with any compensation recovery (or “clawback”), stock ownership, stock retention or other policies or guidelines adopted by the Company, a Related Corporation or Affiliate, each as in effect from time to time and to the extent applicable to the Participant, and (ii) each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

(q) Plan Controls. Unless the Committee determines otherwise, in the event of a conflict between any term or provision contained in the Plan and an express term contained in any documentation related to the Plan, the applicable terms and provisions of the Plan will govern and prevail.

(r) Administrative Costs. The Company or a Related Corporation or Affiliate will pay the expenses incurred in the administration of the Plan other than any fees or transfer, excise or similar taxes imposed on the transaction pursuant to which any shares of Common Stock are purchased. The Participant will pay any transaction fees, commissions or similar costs on any sale of shares of Common Stock and may also be charged the reasonable costs associated with issuing a stock certificate or similar matters.

(s) Notice of Disqualifying Disposition. Each Participant who participates in a Section 423 Offering and is subject to taxation in the United States shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of a Purchase Right, if such disposition or transfer is made within two years after the Grant Date or within one year after the Purchase Date.

(t) Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data about the Participant and the Participant’s participation in the Plan.

(u) No Trust or Fund Created. Neither the Plan nor any Purchase Right shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Purchase Right shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(v) Arbitration. All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or any shall be submitted to and resolved exclusively by binding arbitration conducted in New York, New York (or such other location as the parties thereto may agree) in accordance with the applicable rules of the American Arbitration Association then in effect, and the arbitration shall be heard and determined by a panel of three arbitrators in accordance with such rules (except that in the event of any inconsistency between such rules and this Section 15(v), the provisions of this Section 15(v) shall control). The arbitration panel may not modify the arbitration rules specified above without the prior written approval of all parties to the arbitration. Within ten business days after the receipt of a written demand, each party shall designate one arbitrator, each of whom shall have experience involving complex business or legal matters, but shall not have any prior, existing or potential material business relationship with any party to the arbitration. The two arbitrators so designated shall select a third arbitrator, who shall preside over the arbitration, shall be similarly qualified as the two arbitrators and shall have no prior, existing or potential material business relationship with any party to the arbitration; provided that if the two arbitrators are unable to agree upon the selection of such third arbitrator, such third arbitrator shall be designated in accordance with the arbitration rules referred to above. The arbitrators will decide the dispute by majority decision, and the decision shall be rendered in writing and shall bear the signatures of the arbitrators and the party or parties who shall be charged therewith, or the allocation of the expenses among the parties in the discretion of the panel. The arbitration decision shall be rendered as soon as possible, but in any event not later than 120 days after the constitution of the arbitration panel. The arbitration decision shall be final and binding upon all parties to the arbitration. The parties hereto agree that judgment upon any award rendered by the arbitration panel may be entered in the United States District Court for the Southern District of New York or any court sitting in New York, New York. To the maximum extent permitted by Applicable Law, the parties hereby irrevocably waive any right of appeal from any judgment rendered upon any such arbitration award in any such court. Notwithstanding the foregoing, any party may seek injunctive relief in any such court.

16.	Code Section 409A; Tax Qualification.

Purchase Rights to purchase shares of Common Stock granted under a Section 423 Offering are exempt from the application of Code Section 409A and Code Section 457A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that a Purchase Right may be subject to Code Section 409A or Code Section 457A or that any provision in the Plan would cause a Purchase Right under the Plan to be subject to Code Section 409A or Code Section 457A, the Committee may amend the terms of the Plan and/or of an outstanding Purchase Right, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Purchase Right or future Purchase Right from or to allow any such Purchase Rights to comply with Code Section 409A or Code Section 457A, but only to the extent any such amendments or action by the Committee would not violate Code Section 409A or Code Section 457A. Notwithstanding the foregoing, the Company shall not have any obligation to indemnify or otherwise protect the Participant from any obligation to pay any taxes, interest or penalties pursuant to Code Section 409A or Code Section 457A. The Company makes no representation that the Purchase Right to purchase shares of Common Stock under the Plan is compliant with Code Section 409A or Code Section 457A.

17.	Covenants of the Company.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan, such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines in its sole discretion that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.